UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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MERISTAR HOSPITALITY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

and

Proxy Statement

2005

4501 NORTH FAIRFAX DRIVE, SUITE 500

ARLINGTON, VIRGINIA 22203

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of MeriStar Hospitality Corporation (the “Company”), which will be held at the Hilton Arlington & Towers Hotel, 950 North Stafford Street, Arlington, Virginia 22203 on May 26, 2005, at 10:00 a.m., Eastern Time. All holders of the Company’s outstanding common stock, par value $.01 per share, as of the close of business on April 20, 2005, are entitled to vote at the Annual Meeting.

Enclosed for your information are copies of the Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2004. We believe that you will find these materials informative.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible in order to make certain that your shares will be represented at the Annual Meeting.

Paul W. Whetsell

Chief Executive Officer and

Chairman of the Board

4501 NORTH FAIRFAX DRIVE, SUITE 500

ARLINGTON, VIRGINIA 22203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2005

To the Stockholders of MERISTAR HOSPITALITY CORPORATION:

Notice is hereby given that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), will be held at the Hilton Arlington & Towers Hotel, 950 North Stafford Street, Arlington, Virginia 22203 on May 26, 2005, at 10:00 a.m., Eastern Time. The Annual Meeting will be held for the following purposes:

1. To elect three members of the Board of Directors to serve three-year terms expiring on the date of the Annual Meeting in 2008, and until their successors are duly elected and qualify;

2. To consider and vote on a proposal to amend the Company’s Non-Employee Directors’ Incentive Plan, as described in the accompanying Proxy Statement;

3. To consider the ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2005; and

4. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on April 20, 2005, as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, it is requested that you promptly complete, sign and return the enclosed proxy card.

By Order of the Board of Directors

Jerome J. Kraisinger

Secretary

April 22, 2005

4501 NORTH FAIRFAX DRIVE, SUITE 500

ARLINGTON, VIRGINIA 22203

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

May 26, 2005

INTRODUCTION

The Board of Directors (the “Board of Directors”) of MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), is soliciting proxies from holders of the Company’s common stock, par value $.01 per share (the “Common Stock”), to be voted at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hilton Arlington & Towers Hotel, 950 North Stafford Street, Arlington, Virginia 22203 on May 26, 2005, at 10:00 a.m., Eastern Time, and at any postponement or adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 22, 2005.

Solicitation and Revocability of Proxies

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting. Any stockholder giving a proxy for the meeting has the power to revoke it at any time prior to its use by (i) granting a subsequently dated, properly executed proxy, (ii) attending the Annual Meeting and voting in person, or (iii) giving notice of revocation in writing to the Secretary of the Company. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, the proxy will be voted in accordance with such specification. If no instructions are specified, such shares of Common Stock will be voted FOR each of the nominees for directors named herein, FOR ratification of the appointment of KPMG LLP as the Company’s independent auditors, FOR the proposal to amend the Company’s Non-Employee Directors’ Incentive Plan, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. The presence in person or by proxy of holders of a majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. With respect to the election of directors, directors will be elected by a plurality of the votes cast. Votes may be cast in favor of election or withheld. Votes that are withheld will be excluded entirely from the calculation of votes and will have no effect on the result of the vote. The affirmative vote of a majority of the votes cast in person or by proxy is required for ratification of the appointment of KPMG LLP as the Company’s independent auditors. The affirmative vote of a majority of the votes cast in person or by proxy, is required for the proposal to amend the Company’s Non-Employee Directors’ Incentive Plan; provided that a majority of the shares entitled to vote actually vote or abstain from voting on the proposal. If a proxy card indicates an abstention on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have no effect on the results of the votes.

Outstanding Shares and Voting Rights

Only holders of record of outstanding shares of Common Stock at the close of business on April 20, 2005 will be entitled to vote at the Annual Meeting. At the close of business on April 20, 2005, the Company had 87,439,857 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine directors, divided into three classes. At the Annual Meeting, three directors will be elected to serve three-year terms ending on the date of the Company’s 2008 Annual Meeting and until their successors are duly elected and qualify. Properly executed proxies will be voted as marked and, if not marked, will be voted in favor of the election of the three individuals named below as members of the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve or will not serve if elected. In the event any nominee becomes unavailable to stand for election, the individuals named as proxies in the accompanying proxy may vote for the election of a substitute nominee designated by the Board of Directors. Certain information concerning the three nominees is set forth below.

Under the Company’s Charter, the Board of Directors is divided into three classes, with directors elected to staggered three-year terms. Thus, one-third of the directors stand for election each year. A classified board offers important advantages to stockholders and is the method of governance used by a majority of S&P 500 companies. Most notable among these advantages are increased stability, improved long-term planning and enhanced independence. The three-year staggered terms promote stability by ensuring that a majority of the Company’s directors at any given time will have had prior experience and familiarity with the business and affairs of the Company. Directors who have experience with the Company and knowledge about its business are a valuable resource and are better positioned to make the decisions that are best for the Company and its stockholders. Presently, the Company has three directors in each of its classes.

The Board of Directors unanimously recommends that you vote FOR the election of each of the nominees identified below. Proxies solicited by the Board of Directors will be so voted except where authority has been withheld. Proxies cannot be voted for more people than the number of nominees named below.

Directors Nominated This Year for Terms Expiring in 2008.

Name, Principal Occupation and Business Experience	Served as Director Since	Age	Class
BRUCE G. WILES	1998	53	I

Bruce G. Wiles has been a director of the Company since August 1998, and his current term expires at the Annual Meeting of Stockholders. He has been the President and Chief Operating Officer of the Company since November 2002, having served as Chief Investment Officer from August 1998 until that time. Mr. Wiles was also President of the Company during much of the period from August 1998 until October 2001. From October 2001 until November 2002, Mr. Wiles was also Chief Investment Officer of Interstate Hotels & Resorts, Inc., (“Interstate”) the manager of most of our hotels. Mr. Wiles was an Executive Vice President of American General Hospitality Corporation, a predecessor of the Company, from April 1996 until August 1998. From 1989 to August 1998, Mr. Wiles served as an Executive Vice President of American General Hospitality, Inc., where he was responsible for acquisition and development activities.

JAMES F. DANNHAUSER	1998	52	I

James F. Dannhauser has been a director of the Company since August 1998, and his current term expires at the Annual Meeting of Stockholders . Mr. Dannhauser has been the Chief Financial Officer of Six Flags, Inc., (NYSE: PKS) an owner and operator of theme and water parks, since October 1995, and a member of the Board of Directors of Six Flags since December 1992. From 1990 through June 1996, Mr. Dannhauser was a managing director of Lepercq, de Neuflize & Co. Incorporated, an investment banking firm. Mr. Dannhauser is a member of the Board of Directors of Lepercq.

PAUL J. KLAASSEN	2004	45	I

Paul J. Klaassen has been a director of the Company since July of 2004, and his current term expires at the Annual Meeting of Stockholders. Mr. Klaassen has served as Chairman and Chief Executive Officer of Sunrise Senior Living, Inc. (NYSE: SRZ), since he founded the organization with his wife, Terry, in 1981. Known for its award-winning architecture and resident-centered services, Sunrise communities provide a full range of personalized senior living services. Mr. Klaassen founded the industry trade association, ALFA (Assisted Living Federation of America) in 1990 and served as its Chairman until 1994. Mr. Klaassen serves as a director of the United States Chamber of Commerce, The Ethics and Public Policy Center, The Trinity Forum and on the Advisory Committee for the Department of Health Care Policy at Harvard University Medical School. Mr. Klaassen also serves as Vice Chairman of the Netherland-America Foundation.

Directors Whose Terms Do Not Expire at the 2005 Annual Meeting.

The following directors’ terms do not expire in 2005. These directors are not standing for election at the Annual Meeting of Stockholders:

Name, Principal Occupation and Business Experience	Served as Director Since	Age	Class
J. TAYLOR CRANDALL	2002	51	II

J. Taylor Crandall has been a director of the Company since January 2002, and his current term expires at the 2006 Annual Meeting of Stockholders. Mr. Crandall is currently a Managing Partner of Oak Hill Capital Management, Inc. and also serves on the Board of Advisors of Oak Hill Strategic Partners, L.P. Mr. Crandall is also Chief Operating Officer for Keystone, Inc., which he joined in 1986 as Chief Financial Officer. Prior to his affiliation with Keystone, Mr. Crandall was a Vice President with The First National Bank of Boston. Mr. Crandall is also a director of American Skiing Company, Cystic Fibrosis Foundation, IPWireless, Lucile Packard Foundation, U.S. Ski & Snowboard Team Foundation, and Wide Open West. Until October 22, 2003, Mr. Crandall was also a member of Interstate’s Board of Directors.

WILLIAM S. JANES	1998	52	II

William S. Janes has been a director of the Company since August 1998, and his current term expires at the 2006 Annual Meeting of Stockholders. Mr. Janes currently serves as Managing Partner of Oak Hill Realty, L.L.C., overseeing the real estate investments of Oak Hill Realty, Keystone, and other related entities. Prior to joining Oak Hill Realty, Mr. Janes was at RMB Realty, the predecessor of Oak Hill Realty, and Lincoln Property Company. He is a member of the boards of Max/FW, L.L.C., Max/FW Management, L.L.C., Brazos Asset Management, Inc., American Skiing Company, Oak Hill REIT Management, and Bowdoin College. In addition, he has previously served on the boards of The Mendik Company, Paragon Group, CapStar Hotel Company, Carr Real Estate Services, Inc., and Brazos Fund., L.P.

H. CABOT LODGE III	1998	49	II

H. Cabot Lodge III has been a director of the Company since August 1998, and his current term expires at the 2006 Annual Meeting of Stockholders. Mr. Lodge has served as an Executive Vice President of iStar Financial, Inc. since March 2000. At iStar Financial, Mr. Lodge maintains primary responsibility for jointly overseeing the company’s corporate loan and tenant lease investment activity. Prior to joining iStar Financial, Mr. Lodge was a founder and principal of ACRE Partners LLC, a privately held firm focused on providing public and private corporations with highly structured, value-added financing for their corporate real estate facilities. ACRE Partners merged with iStar Financial in March, 2000, and Mr. Lodge served as a director until 2003.

D. ELLEN SHUMAN	2001	50	III

D. Ellen Shuman has been a director of the Company since March 2001, and her current term expires at the 2007 Annual Meeting of Stockholders. Since January 1999, Ms. Shuman has been Vice President and Chief Investment Officer of Carnegie Corporation of New York, a charitable organization. Prior to January 1999, Ms. Shuman served as Director of Investments at Yale University. Ms. Shuman is a director of General American Investors (GAM), a Trustee of Bowdoin College, a Board member of The Investment Fund for Foundations (TIFF), a member of the New York Stock Exchange Pension Advisory Committee, and an investment advisor to the Edna McConnell Clark Foundation.

PAUL W. WHETSELL	1998	54	III

Paul W. Whetsell has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1998, and his current term expires at the 2007 Annual Meeting of Stockholders. Mr. Whetsell has also been the Chairman of the Board of Directors and Chief Executive Officer of Interstate Hotels & Resorts, Inc., since August 1998. Prior to August 1998, Mr. Whetsell had been Chairman of the Board of Directors of CapStar Hotel Company, one of the Company’s predecessors, since 1996, and had served as President and Chief Executive Officer of CapStar Hotel Company since its founding in 1987.

JAMES R. WORMS	1998	59	III

James R. Worms has been a director of the Company since August 1998, and his current term expires at the 2007 Annual Meeting of Stockholders. Mr. Worms has served since August 1995 as a founder and President of Paladin Realty Partners LLC (formerly William E. Simon & Sons Realty) an institutional real estate advisory firm. Since February 2005, he has served as Chief Executive Officer of Paladin Realty Income Properties, Inc., a non-listed REIT, and President of its advisor, Paladin Realty Advisors LLC. Mr. Worms is also a Managing Director of William E. Simon & Sons LLC, a private investment firm and merchant bank. Prior to joining William E. Simon & Sons, Mr. Worms was employed in various capacities by Salomon Brothers Inc., an international investment banking firm, where he focused on the real estate and lodging industries.

COMMITTEES OF THE BOARD OF DIRECTORS

During 2004, the Board of Directors of the Company met thirteen times. During 2004, each director attended all of the meetings of the Board of Directors held while he or she was a director with the exception of the following: Ms. Shuman and Messrs. Worms and Klaassen did not participate in one meeting each, Mr. Janes did not participate in two meetings, and Messrs. Crandall, Lodge, and Dannhauser did not participate in three meetings each.

Director Independence

Pursuant to the Company’s governance principles, the Board of Directors undertakes an annual review of director independence as defined in the New York Stock Exchange (“NYSE”) Listing Standards, applicable Securities and Exchange Commission (“SEC”) rules, and the Company’s governance principles. As a result of this review, the Board of Directors has determined that all of the directors are independent of the Company and its management (each, an “Independent Director”), with the exception of Messrs. Whetsell and Wiles, both of whom are employed as executives of the Company. The Board of Directors selected Mr. Janes as the Presiding Director (the “Presiding Director”) to preside over each executive session of its Independent Directors.

Board of Directors Committees

The Board of Directors currently has four committees: an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating & Governance Committee.

The Audit Committee consists of three members. The Board of Directors has determined that at least one of the members of the Audit Committee is an “audit committee financial expert” as such term is defined by the SEC in Item 401(b) of Regulation S-K. The Audit Committee is responsible for making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls. There is unrestricted access between the Audit Committee and the Company’s independent auditors and internal auditors. During 2004, the Audit Committee met five times, and each of the then-current members attended all of the meetings, except Mr. Lodge, who did not attend one meeting. The current members of the Audit Committee are Messrs. Lodge and Dannhauser and Ms. Shuman. Mr. Dannhauser is chair of this committee. Each of the members of the Audit Committee is an Independent Director. The Audit Committee amended and restated its charter in 2004 to comply with recent changes in regulatory requirements. A copy of the Audit Committee’s amended and restated charter is attached as Annex 1 to this Proxy Statement and is available in the Investor Relations Section of the Company’s website at http://www.meristar.com/pdfs/Audit%20Committee%20Charter%20Final%20_5.06.04_.pdf.

The Compensation Committee consists of three Independent Directors. The Compensation Committee is responsible for the determination of the compensation of the Company’s executive officers and the administration of the Company’s Incentive Plan, the Non-Employee Directors’ Incentive Plan, and the MeriStar Hospitality Corporation Profits-Only Operating Partnership Units Plan (the “POPs Plan”). During 2004, the Compensation Committee met seven times, and all of the members attended each of the meetings. The current members of the Compensation Committee are Messrs. Worms, Crandall and Janes. Mr. Janes is chair of this committee. The Compensation Committee’s charter is available in the Investor Relations section of the Company’s website at http://www.meristar.com/CharterCommittees/compensationCharter.pdf.

The Investment Committee consists of three Independent Directors. The Investment Committee is authorized to review and approve hotel acquisitions and other investments under $30 million and to review and recommend to the Board of Directors hotel acquisitions and other investments over $30 million. All investments over $30 million must be approved by the Board of Directors. During 2004, the Investment Committee did not meet. Instead, all of the Company’s hotel acquisitions were approved by the Board of Directors. The current members of the Investment Committee are Messrs. Lodge, Janes and Worms. Mr. Worms is chair of this committee. The Investment Committee’s charter is available in the Investor Relations section of the Company’s website at http://www.meristar.com/CharterCommittees/investmentCharter.pdf.

The Nominating & Governance Committee consists of three Independent Directors. The primary objective of the Nominating & Governance Committee is to assist the Board of Directors by identifying individuals qualified to become members of the Board of Directors, and recommending the director nominees for the next annual meeting of stockholders; and developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to the Company. The Nominating & Governance Committee Charter is available in the Investor Relations section of the Company’s website at http://www.meristar.com/CharterCommittees/nominatingCharter.pdf. The Nominating & Governance Committee will consider director nominees recommended by the Company’s stockholders. If you would like to submit the name of a candidate for the Nominating & Governance Committee to consider as a nominee for director, you may send your recommendation and a description of the person’s qualifications to the attention of: Corporate Secretary, MeriStar Hospitality Corporation, 4501 North Fairfax Drive, Suite 500, Arlington, Virginia 22203. Recommendations may be sent at any time. The Nominating and Corporate Governance Committee selects nominees for directorship in accordance with the policies and principles contained in its charter and in accordance with the Company’s Corporate Governance Guidelines, which are available in the Investor Relations section of the Company’s website at http://www.meristar.com/PDFs/Corporate%20Governance% 20Guidelines%206-24-04.pdf. To date, the Nominating & Governance Committee has identified and evaluated director nominees based on the expected contribution of the nominee to the Company in addressing the specific needs of the Company at that time. Nominees are evaluated based on outstanding achievement in their personal careers, broad experience, diversity, judgment, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to director duties. Historically, the Nominating & Governance Committee has identified nominees based upon suggestions by Company management or members of the Board of Directors; however, in 2004, the Committee engaged a professional search firm, FPL Associates (“FPL”), to assist it in identifying a candidate to fill the vacancy created by the resignation of Mr. Jorns from the Board of Directors. This effort resulted in the nomination and subsequent election of Mr. Klaassen to the Board of Directors.

During 2004, several matters delegable to the Nominating & Governance Committee were considered by the entire Board of Directors. Although the Nominating & Governance Committee met only once in 2004, it succeeded in filling the vacancy created by the resignation of Mr. Jorns. In addition, the Nominating & Governance Committee, with the assistance of FPL, performed an analysis of non-employee Board member compensation. This analysis resulted in the proposal to amend the Company’s Non-Employee Directors’ Incentive Plan, which is described below. The current members of the Nominating & Governance Committee are Messrs. Janes, Klaassen and Lodge. Mr. Lodge is chair of this committee.

The Company invites stockholders to communicate any concerns they may have about the Company directly and confidentially with either the full Board of Directors, the Presiding Director, or the non-management directors as a group by writing to either the Board of Directors, the Presiding Director or the Non-Management Directors, c/o MeriStar Hospitality Corporation, 4501 North Fairfax Drive, Suite 500, Arlington, Virginia 22203, Attn: Corporate Secretary. Communications are distributed to the Board or to any individual director as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, certain items unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, new business suggestions, business solicitations or advertisements. In addition, material that is unduly hostile, threatening or illegal or similarly unsuitable will be excluded. The Corporate Secretary shall retain copies of all communications and maintain a record of whether the communications were forwarded and, if not, the reason why. Any communication that is not forwarded will be made available to a director upon request. The Company does not currently have a formal policy regarding attendance of its directors at annual meetings of its stockholders. Both of the Company’s executive directors were in attendance at the Company’s 2004 Annual Meeting of Stockholders.

THE NON-EMPLOYEE DIRECTORS’ INCENTIVE PLAN

The purpose of the Non-Employee Directors’ Incentive Plan (the “Directors Plan”) is to attract experienced and knowledgeable persons to serve as outside directors to the Company.

There are currently seven Independent Directors on the Board of Directors. Independent Directors of the Company are compensated pursuant to the Directors Plan, which is described below. Independent Directors of the Company will be paid an annual fee of $30,000. Each member of the Audit Committee will receive an additional annual fee of $2,500. Chairmen of Board committees receive additional annual fees in the following amounts: Audit - $5,000; Compensation - $2,500; Investment - $2,500; and Nominating & Governance - $2,500. In addition, each Independent Director will be paid $1,250 for attendance at each meeting of the Board of Directors, $1,000 for attendance at each meeting of a committee of the Board of Directors of which such director is a member and $500 for each telephonic meeting of the Board of Directors or a committee thereof of which such director is a member. Directors who are employees of the Company will not receive any fees for their service on the Board of Directors or a committee thereof. The Company will reimburse directors for their out-of-pocket expenses in connection with their service on the Board of Directors.

Stock and Option Awards

Pursuant to the Directors Plan, each Independent Director is awarded an option to purchase 7,500 shares of Common Stock upon initial commencement of service as a director, whether by appointment or election. Currently, each Independent Director is granted an option (a “Stock Option”) to purchase 5,000 shares of Common Stock on the first business day following each annual meeting of stockholders. If a majority of stockholders eligible to vote on Proposal No. 2 vote in favor of the proposal, and a majority of the shares entitled to vote actually vote or abstain from voting on the proposal, these stock option grants will be replaced by annual grants of Common Stock having a value of $20,000 in the aggregate at the time of grant.

Common Stock in Lieu of Fees

Independent Directors may elect to receive all or a portion of their annual retainer in shares of Common Stock rather than cash. Unless an Independent Director elects otherwise, fees paid in shares of Common Stock will be paid at the same time as fees paid in cash.

Share Authorization

Currently, a maximum of 500,000 shares of Common Stock may be issued under the Directors Plan. As of December 31, 2004, 148,050 shares remained available for award. Although the share limitation and terms of outstanding awards may be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event, the share limitation may not be otherwise increased without stockholder approval. If a majority of the votes cast on Proposal No. 2 are voted in favor of the proposal, and a majority of the shares entitled to vote actually vote or abstain from voting on the proposal, the share limitation will be increased to the total of (i) 2% of the number of shares of Common Stock that were outstanding as of the end of the immediately preceding calendar year (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares subject to awards that were granted under the Directors Plan through the last day of the immediately preceding calendar year, plus (iii) as of the last day of the immediately preceding calendar year, the number of shares with respect to which previously granted awards have expired, if any.

Amendment and Termination

The Directors Plan provides that the Board of Directors may amend or terminate the Directors Plan at any time. An amendment will not become effective without stockholder approval if the amendment (i) materially increases the number of shares that may be issued under the Directors Plan or (ii) stockholder approval would be required for compliance with stock exchange rules. No options may be granted under the Directors Plan after December 31, 2008.

PROPOSAL NO. 2

AMENDMENT OF THE NON-EMPLOYEE DIRECTORS’ INCENTIVE PLAN

The Board of Directors has declared the amendment of the Non-Employee Directors’ Incentive Plan advisable and has directed that the Proposal be submitted for consideration at the Annual Meeting. A form of the Non-Employee Directors’ Incentive Plan, marked to reflect changes to the current version, is attached to this Proxy Statement as Annex 2, and this summary of the provisions of the Non-Employee Directors’ Incentive Plan is qualified in its entirety by reference to Annex 2, which you should read in its entirety. The Nominating & Governance Committee engaged FPL to review the competitiveness of its compensation program for the Board’s non-employee directors. In conducting this review, FPL, for comparative purposes, utilized the same two peer groups of public real estate companies, an asset-based peer group and a size-based peer group, that were included as part of its 2004 compensation study for the Compensation Committee.

According to FPL, the Company’s Board compensation package ranked in the 5th percentile of the asset-based peer group and in the 10th percentile of the size-based group in 2003. In 2004, the Company compensated its non-employee directors with an annual retainer worth approximately $20,000 on an annualized basis. This amount ranked below the 25th percentile of both peer groups. More notably, the Company ranked below the minimum as compared to both peer groups in terms of the value of equity awards provided to its non-employee directors. Given recent corporate governance reforms, increased liability and an increase in the time commitment on the part of board members, many public companies have made certain adjustments or modifications to their board compensation programs. These changes included the following:

(i) Companies increased board member compensation between 15%-30%, on average;

(ii) Companies began to differentiate among the fees/retainers awarded to members of various committees, particularly the audit and compensation committees;

(iii) Companies continued to migrate away from the use of options to either restricted or common shares as the main equity component of board compensation;

(iv) Some companies instituted stock ownership requirements for non-employee board members; and

(v) Companies began to require non-employee board members to receive a certain portion of their annual cash compensation (i.e., annual retainer, meeting fees, etc.) in some form of equity.

In light of the foregoing, the Board of Directors increased its cash compensation beginning in 2005, to the amounts specified above and, subject to stockholder approval, elected to abandon annual option grants in favor of annual grants of Common Stock having a value of $20,000 in the aggregate. Given the limited number of shares available for grant under the Directors Plan, the Board of Directors also approved an increase in the maximum number of shares of Common Stock that may be issued under the Directors Plan from 500,000 shares to the total of (i) 2% of the number of shares of Common Stock that were outstanding as of the end of the immediately preceding calendar year (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares subject to awards that were granted under the Directors Plan through the last day of the immediately preceding calendar year, plus (iii) as of the last day of the immediately preceding calendar year, the number of shares with respect to which previously granted awards have expired, if any. If a majority of the votes cast on Proposal No. 2 are voted in favor of the proposal, and if a majority of the shares entitled to vote actually vote or abstain from voting on the proposal, the Company’s Board compensation package would increase in rank to the 45th percentile against its asset-based peer group and to the 44th percentile against its size-based peer group based on FPL’s 2004 survey.

The Board of Directors unanimously recommends that you vote FOR the amendments to the Non-Employee Directors’ Compensation Plan as outlined above and detailed in Annex 2. Proxies solicited by the Board of Directors will be so voted, unless stockholders specify otherwise in their proxies.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At the Annual Meeting, the stockholders will vote on the ratification of the appointment of KPMG, LLP (“KPMG”) as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2005.

The Board of Directors, upon the recommendation of its Audit Committee, has appointed KPMG to serve as the Company’s independent auditors for 2005, subject to the approval of our stockholders. KPMG has been the independent auditors of the Company since August 1998. A representative of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions. The following table presents aggregate fees for professional audit services rendered by KPMG for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by KPMG during those years.

	2004			2003
Audit Fees
Annual audit and quarterly reviews	$488,000	(a)		$175,000
Annual audit and quarterly reviews of public registrant subsidiaries	57,000			57,000
Consultation on accounting issues	99,270		$644,270	18,975	$250,975

Audit-Related Fees
Audits of subsidiary partnerships related to debt or lease agreement compliance	60,417			25,000
Comfort letters and consents	49,770		110,187	110,512	135,512

Tax Fees
Tax compliance and consultation			37,469		180,100

Total Fees			$791,926		$566,587

(a)	Includes estimated Sarbanes-Oxley related fees.

The Audit Committee evaluates and considers whether the services rendered by KPMG, except for services rendered in connection with its audit of the Company’s annual consolidated financial statements and review of the quarterly consolidated financial statements, are compatible with maintaining KPMG’s independence pursuant to Independence Standards Board Standard No. 1.

The Company and its Audit Committee are committed to ensuring the independence of the independent auditors, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with the applicable rules of the SEC. The pre-approval policy (i) identifies specifically prohibited services by our independent auditor; (ii) requires the annual review and approval of audit services, including the annual audit and quarterly reviews of the Company as well as other audits required contractually; (iii) stipulates certain other audit-related services as “pre-approved,” including procedures performed in connection with issuing comfort letters and activities associated with the research, application and interpretation of accounting standards as well as those related to the SEC’s review of the Company’s securities regulatory filings; and (iv) requires the annual review and approval of certain non-audit services once they exceed specified monetary levels, including acquisition and disposition assistance, income tax preparation, income tax consulting, and REIT compliance testing. Any other non-audit services than those specifically noted require pre-approval of the full Audit Committee, unless otherwise delegated to the chairman or other committee member.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of the independent auditors. Proxies solicited by the Board of Directors will be so voted, unless stockholders specify otherwise in their proxies.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee consists of three directors, each of whom meet the current independence requirements of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal control over financial reporting and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon and an attestation relating to management’s report on internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In performing these responsibilities, the Audit Committee necessarily relies on the work and assurances of the Company’s management and the independent accountants.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent accountants the December 31, 2004 financial statements of the Company, management’s report on internal control over financial reporting and the independent accountants’ attestation relating to such report. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. Based upon the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the Securities and Exchange Commission.

The Audit Committee

James F. Dannhauser, Chairman

H. Cabot Lodge, III

D. Ellen Shuman

THE EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this Proxy Statement are Messrs. Whetsell, Wiles, Olinger, Kraisinger, Reynolds, Keating and Welch. Messrs. Whetsell and Wiles are also members of the Board of Directors. Biographical information for Messrs. Whetsell and Wiles is contained in Proposal No. 1 above.

Name	Age	Title
Donald D. Olinger	46	Executive Vice President & Chief Financial Officer

Jerome J. Kraisinger	48	Executive Vice President, General Counsel, & Secretary

William H. Reynolds, Jr.	56	Executive Vice President & Chief Investment Officer

Brendan J. Keating	41	Senior Vice President, Chief Accounting Officer, & Corporate Controller

Kevin J. Welch	40	Senior Vice President & Treasurer

Mr. Olinger has been our Executive Vice President and Chief Financial Officer since December 2002. During the nine years prior to his joining the Company, Mr. Olinger served in various capacities at Host Marriott Corporation, a major hotel real estate investment trust, culminating in the role of Senior Vice President and Corporate Controller. Previously, he was with the accounting firm, Deloitte & Touche, LLP. Mr. Olinger is a certified public accountant. He is a member of the board of directors of the National Association of Real Estate Companies and chairs the Financial Accounting Standards Committee thereof. Mr. Olinger is a member of the Advisory Board of the McIntire School of Commerce at the University of Virginia. He has also served on the Best Financial Practices Council for the National Association of Real Estate Investment Trusts (NAREIT).

Mr. Kraisinger has been our Executive Vice President, General Counsel, and Secretary since February 2003. Prior to joining the Company, he was an Assistant General Counsel and an Assistant Secretary of Host Marriott Corporation. Mr. Kraisinger began his career with Host Marriott, then known as Marriott Corporation, in 1986, where he played a significant role in the company’s Law Department. Before joining Host Marriott, Mr. Kraisinger was in private practice with the law firm of Holland & Knight in Tampa, Florida. Mr. Kraisinger has been admitted to practice in Maryland, Florida, and the District of Columbia. He served as a member of the board of directors of ProRiver, Inc., the owner of a regional restaurant chain, until its acquisition in 2000 by Dave’s of America, Inc.

Mr. Keating has been our Senior Vice President, Corporate Controller and Chief Accounting Officer since May 2003. Prior to joining the Company, Mr. Keating served in various capacities at LCI International, Inc., until its acquisition by Qwest in June 1998, when Mr. Keating became Assistant Controller—International of Qwest. While at Qwest, Mr. Keating played a significant role in establishing the Netherlands based joint venture between Qwest and KPN Telecom, KPNQwest, N.V., where he was later named Senior Vice President —Finance. Prior to his eight years of experience in the telecommunications industry, Mr. Keating was with the public accounting firm PricewaterhouseCoopers LLP.

Mr. Reynolds was promoted to Executive Vice President and named our Chief Investment Officer in March 2004. He had been our Senior Vice President, Development & Acquisitions since joining the Company’s predecessor, CapStar Hotel Company, in 1996. Before joining CapStar, Mr. Reynolds was a principal in and an Executive Vice President of Dallas-based Metro Hotels. Prior to entering the hotel industry, Mr. Reynolds was president of City Associates, a developer of office and condominium properties in Houston, TX, and prior to that served as Vice President Marketing & Development for Portfolio Management, Inc., a housing developer in Connecticut and Texas. Mr. Reynolds started his career as a planning and zoning official in Connecticut. He is a Trustee of Trinity College in Hartford, CT, and serves on the boards of directors of The Writer’s Center in Bethesda, MD, Ameripark Corp. in Atlanta, and InnRoom Systems in Chicago. He has also served as a Trustee of the American Resort Development Association.

Mr. Welch has been our Senior Vice President and Treasurer since December 2004. Prior to joining the Company, Mr. Welch served as CFO of Landmat International, a privately held applications developer until the company was sold in October 2004. Before joining Landmat, Mr. Welch served in various capacities at LCI International, Inc., until its acquisition by Qwest in June 1998. While at Qwest, Mr. Welch held various positions including Vice President of Investor Relations and Vice President, Finance—Assistant Treasurer. As Assistant Treasurer, Mr. Welch played a significant role in the renegotiation and restructuring of a significant portion of Qwest’s public debt. Prior to his 14 years of experience in the telecommunications industry, Mr. Welch was a field engineer with Schlumberger.

The Company has adopted a code of ethics to which the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, and Controller are subject. A copy of the Company’s Code of Ethics for our Principal Executive Officer and Senior Financial Officers is available in the Investor Relations section of the Company’s website at http://www.meristar.com/PDFs/Ethics%20Code%20for% 20Financial%20Executives.pdf. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on its website, http://www.meristar.com.

EXECUTIVE COMPENSATION

The following Executive Compensation Table sets forth a summary of the aggregate compensation paid by the Company to each of the Named Executive Officers for services rendered in all capacities to the Company for 2004, 2003 and 2002.

	Year	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position		Salary		Bonus		Other Annual Compen- sation (c)	Restricted Stock Awards (p)		Securities Underlying Options			LTIP Payouts		All Other Compen- sation
Paul W. Whetsell (a) Chief Executive Officer and Chairman of the Board	2004 2003 2002	$635,000 285,000 285,000		$1,080,492 200,000 —	(b)	$74,354 38,633 55,350	$870,000 520,000 —	(d) (d)	$	— — 200,000	(e)	$3,553,950 — —	(f)	— — (g	)

Bruce G. Wiles President, Chief Operating Officer and Director	2004 2003 2002	412,000 400,000 304,942		445,701 175,000 —	(b)	— — 3,812	— — —			— — 100,000	(h)	100,000 — —	(f)	— — —

Donald D. Olinger Executive Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	334,750 325,000 25,000	(i)	362,133 175,000 —	(b)	— — —	290,000 83,200 375,000	(j) (j) (j)		— — 100,000		— — —		— — —

Jerome J. Kraisinger Executive Vice President, General Counsel and Secretary	2004 2003	216,300 183,750	(i)	188,797 95,000	(b)	— —	119,600 51,900	(k) (k)		— 50,000		— —		(l —)

William H. Reynolds Executive Vice President and Chief Investment Officer	2004 2003 2002	221,833 235,896 153,289	(m) (n)	267,785 136,104 47,506	(n)	— — —	— 26,884 —	(o)		— 70,000 15,000		— — —		— — —

(a)	Mr. Whetsell was also an officer of Interstate until March 31, 2004, and he remains on the Board of Directors of Interstate as its non-executive Chairman.
(b)	One-third of the 2004 bonus was paid in the form of the Company’s Common Stock. The number of shares granted was determined based upon the closing price of a share of Common Stock on the New York Stock Exchange of $7.63 on March 8, 2005.

(c)	Mr. Whetsell’s other annual compensation expense in 2004 is comprised of universal life insurance premiums of $26,500, other insurance costs and automobile expense; in 2003 is comprised of universal life insurance premiums of $13,250, other insurance costs and automobile expense; and in 2002 is comprised of dividends received on unvested restricted stock and distributions on POPs of $18,350, approximate costs of insurance and automobile expense. Mr. Wiles’ other annual compensation expense in 2002 is comprised of dividends received on unvested restricted stock and distributions on POPs.
(d)	In May 2004 and 2003, the Compensation Committee approved the grant of 150,000 and 125,000, respectively, shares of restricted stock. The market value is equal to the closing price of a share of Common Stock on the New York Stock Exchange on May 1, 2004 and May 1, 2003 of $5.80 and $4.16, respectively, multiplied by the number of shares granted on that date.
(e)	In July 2004, Mr. Whetsell surrendered 725,000 of his then outstanding options, including the 200,000 options issued during 2002. As of December 31, 2004, Mr. Whetsell had no options outstanding.
(f)	Represents cash paid for the surrender of POPs. See “Compensation Plans—The Profits-Only Operating Partnership Units (“POPs”) Plan” for further information regarding the POPs and the elimination of outstanding POPs. As of December 31, 2004, there were no POPs outstanding.
(g)	In April 2002 and 2001, the Compensation Committee approved the grant of 162,500 POPs and 200,000 POPs, respectively. These grants vest equally over three years from date of grant (see (f) above).
(h)	In July 2004, Mr. Wiles surrendered 250,000 of his then outstanding options. As of December 31, 2004, Mr. Wiles’ only options outstanding were the 100,000 options issued during 2002.
(i)	Represents partial year compensation.
(j)	In May 2004 and 2003, the Compensation Committee approved the grant of 50,000 and 20,000, respectively, shares of restricted stock. The market value is equal to the closing price of a share of Common Stock on the New York Stock Exchange on May 1, 2004 and May 1, 2003 of $5.80 and $4.16, respectively, multiplied by the number of shares granted on that date. Per the terms of Mr. Olinger’s employment agreement, he was awarded 50,000 shares of restricted stock upon his commencement of employment. The market value is equal to the closing price of a share of Common Stock on the New York Stock Exchange on December 13, 2003 of $7.50 multiplied by the number of shares granted on that date. All 50,000 of these shares vested during 2003.
(k)	In July 2004, the Compensation Committee approved the grant of 20,000 shares of restricted stock. The market value is equal to the closing price of a share of Common Stock on the New York Stock Exchange on July 22, 2004 of $5.98 multiplied by the number of shares granted on that date. Per the terms of Mr. Kraisinger’s employment agreement, he was awarded 15,000 shares of restricted stock upon his commencement of employment. The market value is equal to the closing price of a share of Common Stock on the New York Stock Exchange on February 17, 2003 of $3.46 multiplied by the number of shares granted on that date.
(l)	Mr. Kraisinger participates in the Company’s Employee Stock Purchase Plan (“ESPP”), whereby employees may purchase Company stock at a discount to the market of 15%. Mr. Kraisinger purchased $17,304 of Company stock through the ESPP during the year ended December 31, 2004.
(m)	Mr. Reynolds became a Named Executive Officer of the Company on March 1, 2004. Prior to that, Mr. Reynolds was the Company’s Senior Vice President, Acquisitions.
(n)	During 2002, Mr. Reynolds’ compensation was allocated between the Company and Interstate, based upon his time spent on each company’s projects. The compensation presented in the table for 2002 represents Mr. Reynold’s combined total compensation.
(o)	In February 2003, the Compensation Committee approved the grant of 6,721 shares of restricted stock. The market value is equal to the closing price of a share of Common Stock on the New York Stock Exchange on February 12, 2003 of $4.00 multiplied by the number of shares granted on that date.
(p)	Dividends, to the extent payable on the Company’s Common Stock, will be paid on all Restricted Stock Awards.

Stock Option Grants

No stock options were granted by the Company to the Named Executive Officers during the year ended December 31, 2004.

Stock Option Valuations

The following table sets forth certain information with respect to the 2004 year-end values of unexercised options held by the Named Executive Officers as of December 31, 2004.

Name	Number of Securities Underlying Unexercised Options at December 31, 2004 Exercisable / Unexercisable	Value of Unexercised In- the-Money Options at December 31, 2004 Exercisable / Unexercisable

Paul W. Whetsell	0 / 0	$0 / 0
Bruce G. Wiles	66,667 / 33,333	62,000 / 31,000
Donald D. Olinger	66,667 / 33,333	62,000 / 31,000
Jerome J. Kraisinger	16,667 / 33,333	81,502 / 162,998
William H. Reynolds	49,334 / 68,333	110,803 / 207,647

No options were exercised by the Named Executive Officers during the year ended December 31, 2004.

Long-Term Incentive Awards

In 2004, the Company’s Board of Directors authorized the Company’s management to grant certain long-term incentive stock awards under the Incentive Plan, pursuant to criteria to be established by the Compensation Committee of the Board of Directors. In March 2005, the Compensation Committee finalized the service and performance criteria pursuant to which these awards will be issued, effective for the three year period ending December 31, 2006. The following table sets forth certain information with respect to awards granted to the Named Executive Officers.

Name	Number of Shares, Units or Other Rights		Performance or Other Period Until Maturation or Payout	Threshold (b)	Target (c)	Maximum (d)
Paul W. Whetsell	(a	)	January 1, 2004 – December 31, 2006	$667,000	$2,667,000	$3,334,000
Bruce G. Wiles	(a	)	January 1, 2004 – December 31, 2006	558,000	1,754,000	2,233,000
Donald D. Olinger	(a	)	January 1, 2004 – December 31, 2006	362,000	1,138,000	1,449,000
Jerome J. Kraisinger	(a	)	January 1, 2004 – December 31, 2006	234,000	735,000	836,000
William H. Reynolds	(a	)	January 1, 2004 – December 31, 2006	174,000	417,000	487,000

(a)	The awards are calculated based upon a percentage of each participant’s salary. The awards will be paid to the extent they are earned in the Company’s Common Stock during 2007, and the number of shares will be determined based on the stock price at the time at which they are paid.
(b)	Threshold amount is based upon meeting the threshold performance criteria, and is estimated using 2004 salaries, as adjusted for expected future increases. If no performance criteria are met, the minimum payout is 25% of the salaries paid during 2004, 2005 and 2006. The participant must be an employee of the Company upon the payout date in order to be paid the minimum.
(c)	Target amount is based upon meeting the target performance criteria, and is estimated using 2004 salaries, as adjusted for expected future increases.
(d)	Maximum amount is based upon meeting the maximum performance criteria, and is estimated using 2004 salaries, as adjusted for expected future increases.

For further description of these long-term incentive awards, see “Compensation Plans—The Incentive Plan”.

COMPENSATION PLANS

THE INCENTIVE PLAN

The purpose of the Company’s Incentive Plan, as amended on May 24, 2001, and June 9, 2003, (the “Incentive Plan”) is to: (i) attract and retain employees and other service providers with ability and initiative, (ii) provide incentives to individuals whose efforts contribute to the performance and success of the Company, and (iii) align the interests of these individuals with the interests of the Company and its stockholders through opportunities for increased stock ownership.

Administration

The Incentive Plan is administered by the Compensation Committee. The Compensation Committee may delegate its authority to administer the Incentive Plan. The Compensation Committee may not, however, delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term “Administrator” means the Compensation Committee or its delegate, as appropriate.

Eligibility

Each employee of the Company or of an affiliate of the Company or any other person whose efforts contribute to the Company’s performance is eligible to participate in the Incentive Plan (“Participants”). The Administrator may from time to time grant stock options, stock awards, incentive awards or performance shares to Participants. As of December 31, 2004, all of the Company’s 53 employees were eligible to participate in the Incentive Plan. In addition, 34 non-employees held options to purchase shares of the Company’s Common Stock, which were issued pursuant to the Incentive Plan. From time to time, cash incentives may also be awarded to non-employees. In 2004, the Company did not award any cash incentives to non-employees.

Options

Options granted under the Incentive Plan may be incentive stock options (“ISOs”) or nonqualified stock options. An option entitles a Participant to purchase shares of Common Stock from the Company at the option price. The option price may be paid in cash, with shares of Common Stock, or with a combination of cash and Common Stock. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than 100% for existing employees (85% in connection with the hiring of new employees) of the shares’ fair market value on the date of grant; provided, however, no more than 10% of the shares under the Incentive Plan may be granted at less than 100% of fair market value. The exercise price of an ISO may not be less than 100% of the shares’ fair market value on the date of grant (110% of the fair market value in the case of an ISO granted to a 10% stockholder of the Company). Options may be exercised at such times and subject to such conditions as may be prescribed by the Administrator, but the maximum term of an option is ten years in the case of an ISO or five years in the case of an ISO granted to a 10% stockholder.

ISOs may only be granted to employees; however, no employee may be granted ISOs (under the Incentive Plan or any other plan of the Company) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000. In addition, no Participant may be granted options in any calendar year for more than 750,000 shares of Common Stock.

Stock Awards

Participants also may be awarded shares of Common Stock pursuant to a stock award. A Participant’s rights in a stock award will be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or the Company’s, subsidiary’s, or an operating unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. A stock award, no portion of which is immediately vested and nonforfeitable, will be restricted, in whole or in part, for a period of at least three years; provided, however, that the period will be at least one year in the case of a stock award that is subject to objectives based on one or more of the foregoing performance criteria. The maximum number of stock awards that may be granted to an individual in any calendar year cannot exceed 250,000 shares of Common Stock.

Incentive Awards

Incentive awards also may be granted under the Incentive Plan. An incentive award is an opportunity to earn a bonus, payable in cash, upon attainment of stated performance objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company’s, a subsidiary’s, or an operating unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. The period in which performance will be measured will be at least one year. No Participant may receive an incentive award payment in any calendar year that exceeds the lesser of (i) 100% of the Participant’s base salary (prior to any salary reduction or deferral election) as of the date of grant of the incentive award or (ii) $250,000.

Performance Share Awards

The Incentive Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock, if certain standards are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company’s, a subsidiary’s or an operating unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock, or by a combination of the two. No Participant may be granted performance shares of more than 12,500 shares of Common Stock in any calendar year.

Transferability

Awards granted under the Incentive Plan are generally nontransferable. The Company may, however, grant awards, other than ISOs, which are transferable to certain Permitted Family Members (as defined in the Incentive Plan).

Share Authorization

At any given time, the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Incentive Plan will be the total of (i) 12.5% of the number of shares of Common Stock that were outstanding as of the end of the immediately preceding calendar year (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares subject to awards that were granted under the Incentive Plan through the last day of the immediately preceding calendar year, plus (iii) as of the last day of the immediately preceding calendar year, the number of shares with respect to which previously granted awards have expired. All awards made under the Incentive Plan will be evidenced by written agreements between the Company and the Participant. The share limitation and the terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. As of April 13, 2005, the closing price of a share of Common Stock on the New York Stock Exchange was $6.95.

Certain Federal Income Tax Consequences

In general, a Participant will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. When a Participant disposes of shares acquired by exercise of an ISO, the Participant’s gain (the difference between the sale proceeds and the price paid by the Participant for the shares) upon the disposition will be taxed as capital gain provided the Participant does not dispose of the shares within two years after the date of grant nor within one year after the date of exercise, and exercises the option while an employee of the Company or of a subsidiary of the Company or within three months after termination of employment for reasons other than death or disability, or within one year in the case of death or disability. If the first condition is not met, the Participant generally will realize ordinary income in the year of the disqualifying disposition. If the second condition is not met, the Participant generally will recognize ordinary income upon exercise of the ISO.

In general, a Participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. Special timing rules may apply to a Participant who is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

A Participant will recognize income on account of the settlement of a performance share award or incentive award. A Participant will recognize income equal to any cash that is paid and with respect to performance share awards, which are settled in shares, will recognize the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received in settlement of the award.

The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option, the vesting of a restricted share award, payment under an incentive award and the settlement of a performance share award. The amount of the deduction will be equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain disqualifying dispositions of Common Stock acquired upon the exercise of an ISO.

The transfer of a nonqualified stock option to a Permitted Family Member will have no immediate tax consequences to the Company, the Participant or the Permitted Family Member. Upon the subsequent exercise of the transferred option by the Permitted Family Member, the Participant will realize ordinary income in an amount measured by the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the employer will be entitled to a deduction in the same amount. Any difference between such fair market value and the price at which the Permitted Family Member may subsequently sell such shares will be treated as capital gain or loss to the Permitted Family Member, long- or short-term depending on the length of time the shares have been held by the Permitted Family Member. If transfers of other awards are permitted, Participants will be directed to consult their own tax advisors.

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limitation of $1,000,000 on the amount of compensation payable to each of the Named Executive Officers in the table under “Executive Compensation” that the Company may deduct for federal income tax purposes. The limit does not apply to certain performance-based compensation paid under a plan that meets the requirements of the Code and regulations promulgated thereunder. While the Incentive Plan generally complies with the requirements for performance-based compensation, options granted at less than 100% of fair market value and stock awards granted under the Incentive Plan will not satisfy those requirements.

Termination and Amendment

No option or stock award may be granted and no performance shares may be awarded under the Incentive Plan after July 11, 2006. The Board of Directors may amend or terminate the Incentive Plan at any time, but an amendment will not become effective without stockholder approval if the amendment materially (i) increases the number of shares of Common Stock that may be issued under the Incentive Plan (other than an adjustment as described above), (ii) changes the eligibility requirements, or (iii) increases the benefits that may be provided under the Incentive Plan.

THE PROFITS-ONLY OPERATING PARTNERSHIP UNITS (“POPS”) PLAN

As of March 29, 2000, the Board of Directors approved the MeriStar Hospitality Corporation Profits-Only Operating Partnership Units Plan (the “POPs Plan”). The purpose of the POPs Plan is to (i) attract and retain officers, directors, employees and consultants of the Company and its participating affiliates and (ii) enable such individuals to acquire an equity interest in and participate in the long-term growth and financial success of MeriStar Hospitality Operating Partnership, L.P. (“MHOP”).1 In July 2004, the Board of Directors authorized the redemption of all outstanding POPs. On December 2, 2004, the Company completed the redemption of all 701,250 outstanding POPS (net of forfeitures) for a total of $4.6 million in cash, although 187,500 of those POPs redeemed were not yet exchangeable pursuant to the POPs Plan. As of April 20, 2005, there were no POPs outstanding and the Company has no present plans to grant additional POPs.

Profits-Only Operating Partnership Units

Pursuant to the POPs Plan, officers, directors, employees and consultants of the Company are eligible to receive restricted POPs of MHOP. A POPs unit resembles a share of restricted stock in that it is an economic interest in the Operating Company and that the holder has no ability to transfer the unit during the restriction period. A POPs unit differs from a share of restricted stock in that POPs are not entitled to the same distribution rights as Common Operating Partnership Units of MHOP, but upon a lapse of the restriction are subject to conversion into shares of the Company’s Common Stock at the discretion of the Company.

During the years ended December 31, 2000, 2001 and 2002, the Company granted a total of 1,000,000 Profits-Only OP Units, or POPs, to employees pursuant to the POPs Plan. These POPs were subject to vesting requirements and the incurrence of a “book-up” event, and were exchangeable for common stock or cash based on the market value of the Company’s Common Stock. During the years ended December 31, 2003 and 2002, 50,000 and 187,500, respectively, POPs were surrendered in exchange for the same number of shares of Common Stock.

Eligibility

Each officer, director, employee or consultant of the Company or a participating affiliate of the Company is eligible to participate in the POPs Plan (“Participants”). As of April 20, 2005, there were no Participants in the POPs Plan.

Administration

The POPs Plan is administered by the Compensation Committee. The Compensation Committee may delegate to one or more officers or managers of the Company or an affiliate of the Company, or to a committee of such officers or managers, its authority to administer the POPs Plan. As used in this summary, the term “Administrator” means the Compensation Committee or its delegate, as appropriate. The Administrator may from time to time grant restricted POPs to Participants.

Transfer Restrictions and Exchange Rights

POPs are subject to the transfer restrictions contained in MHOP’s partnership agreement, as well as to additional transfer restrictions imposed by the POPs Plan and the individual agreements pursuant to which POPs are granted. Holders of POPs will be entitled to exchange the POPs held by them for cash or, at the option of the

[1]	The Company is the sole general partner of MHOP. MHOP’s partnership agreement gives the general partner complete control over the business and affairs of MHOP. The agreement also gives the general partner the right to issue additional partnership interests in MHOP in one or more classes. The Company issues POPs pursuant to this provision of the partnership agreement. These grants supplement the incentives contained in the Company’s Incentive Plan.

Company, for shares of the Company’s Common Stock, based upon an exchange formula and the satisfaction of other conditions contained in an exchange rights agreement entered into by such holders and the Company. A Participant’s rights in a POPs award will be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. Generally, if any conditions remain unfilled with respect to any units awarded to a Participant at the time that Participant’s employment with the Company and its participating affiliates is terminated, those units will be forfeited. The Compensation Committee may, however, provide for complete or partial exceptions to this forfeiture provision. Awards granted under the POPs Plan are generally nontransferable. The Administrator may, however, permit transfers to a Participant’s immediate family and certain other permitted transferees.

Unit Authorization

At any given time, the maximum number of POPs that may be granted under the POPs Plan is 1,000,000. This limitation and the terms of outstanding awards will be adjusted, as the Administrator deems appropriate, in the event of a dividend or other distribution by MHOP or recapitalization, merger, consolidation, issuance or exchange of POPs or other ownership interests of MHOP or any other similar event.

Termination and Amendment

The Administrator may amend, alter, suspend, discontinue or terminate the POPs Plan at any time; provided that no such action which would materially adversely affect the rights of any Participant shall be effective without the written consent of the affected Participant.

NON-QUALIFIED DEFERRED COMPENSATION PLAN

On July 14, 2004, the Board of Directors authorized the Company to create a non-qualified deferred compensation plan (the “Deferred Plan”) to provide the Company’s senior executives with an opportunity to defer income beyond the statutory limit of the Company’s 401(k) plan, receive matching benefits on par with the 401(k) plan, and defer all forms of income, including salary, bonus, and certain stock grants. Prior to the creation of the Deferred Plan, executives having combined salary and bonus in excess of $205,000 were limited in their ability to contribute the requisite 6% of income that is eligible for a match through the 401(k) plan. In addition, there existed no opportunity for senior executives to defer either bonus or equity compensation.

The purpose of the Deferred Plan is to both attract and retain highly qualified senior executives by providing a pre-tax investment opportunity that is widely available. The Deferred Plan provides executives otherwise subject to IRS qualified plan limitations an opportunity to take advantage of the same matching terms available to all employees under the qualified 401 (k) plan. In order to take advantage of the match a participant must first maximize participation in the qualified plan.

The Deferred Plan is designed to provide eligible participants with an opportunity to supplement their retirement income through the deferral of pre-tax income. In addition, the Deferred Plan will offer certain eligible participants (specifically, those who, for any given year, receive compensation which is in excess of the statutory annual limit on recognizable compensation under 401(k) plans—i.e., $210,000 for 2005—and who elect to contribute the maximum permissible amount to the Company’s 401(k) plan for the year) the opportunity to receive “make-whole” matching employer contributions under the Deferred Plan in order to make the participants whole for amounts the participants lose under the matching contribution feature of the Company’s 401(k) plan, because of the statutory annual limit on recognizable compensation under the 401(k) plan. Amounts so deferred by participants or contributed on behalf of participants are credited with deemed investment earnings and losses, based on the participant’s choice of deemed investment options.

In addition to the right to defer pre-tax income into the Deferred Plan and to possibly receive “make-whole” matching contribution credits, certain participants may also be given the opportunity to convert their equity interests in the Company’s Common Stock (in the form of unvested restricted stock under the Incentive Plan) to a credit under the Deferred Plan. Any equity interest which is converted into a credit under the Deferred Plan shall be credited with deemed investment earnings and losses on deemed Company Common Stock.

The Deferred Plan is a non-qualified deferred compensation plan. It is not qualified for favorable tax treatment under Section 401(a) of the Internal Revenue Code. Amounts properly deferred under the Deferred Plan are not currently taxable to the participant. Compensation deferrals, Company “make-whole” matching contribution credits, equity conversion contributions credits and earnings and losses thereon are taxable to the participant, as ordinary income, only when such amounts are actually paid to the participant. However, amounts deferred under the Deferred Plan are subject to FICA and Medicare taxes at the time they are deferred (or, if later, at the time they become vested). The Company receives no tax deduction for amounts credited to participants under the Deferred Plan until such amounts are actually paid to the participant or his or her beneficiary. The Deferred Plan is a “top-hat” plan within the meaning of ERISA and, thus, is exempt from the coverage, funding, reporting, fiduciary duty, and other substantive provisions of ERISA. Claims under the Deferred Plan are, however, subject to enforcement pursuant to the enforcement provisions of ERISA.

Participation in the Deferred Plan is limited to members of the Board of Directors and a select group of Company management and highly compensated employees of the Company. Initially, this latter group will consist of employees holding the title of Vice President or higher. Participation in the Deferred Plan is voluntary. An individual shall cease to be eligible to participate actively in the Deferred Plan upon his or her termination of employment (or, for non-employee directors who participate, upon his or her cessation of Board membership) or, if earlier, the date he or she ceases to be classified as an eligible individual.

Benefits provided under the Deferred Plan are general unsecured obligations of the Company. The Company has established a rabbi trust to provide the benefits due under the Deferred Plan (other than benefits payable in Company Common Stock); however, the assets of the rabbi trust remain subject to the claims of the Company’s creditors if the Company were to become insolvent, be unable to pay its debts when due, or go into bankruptcy.

The Deferred Plan reduces any matching to the extent that an employee receives a match through the Company’s 401(k) plan. Matching on the overflow deferral is determined on the combined amount of base salary and bonus deferred by the employee. Equity deferral is not eligible for a matching contribution.

The Deferred Plan has no fixed expiration or termination date, but the Company may terminate the Deferred Plan at any time. In addition, the Company may suspend the Deferred Plan at any time, or may terminate the Company’s obligation to make further credits to participants’ accounts. If the Company suspends the Deferred Plan, all aspects of the Deferred Plan (including payments under the Deferred Plan) will continue during the period of suspension, other than deferrals and contributions to the Deferred Plan. If the Deferred Plan is terminated, no one who had not previously become a participant in the Deferred Plan would become a participant, and, if so permitted under applicable law, the value of participants’ and beneficiaries’ interests in the Deferred Plan (after deduction of estimated expenses of liquidation) will be paid to them as soon as practicable after such termination. If, at the time of any Deferred Plan termination, applicable law does not permit the immediate distribution of Deferred Plan interests, Deferred Plan interests will instead be made only after such interests become otherwise due under the terms of the Deferred Plan. The Deferred Plan will terminate automatically upon the dissolution of the Company or upon the merger into or consolidation of the Company with another business, unless the corporation surviving such merger or consolidation specifically adopts and agrees to continue the Deferred Plan.

EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with Mr. Whetsell as of November 1, 2001 (amended November 20, 2002 and April 22, 2003), Mr. Wiles as of January 1, 2005, Mr. Olinger as of December 2, 2002 (amended March 3, 2005), and Mr. Kraisinger as of February 17, 2003 (amended March 3, 2005). Mr. Whetsell’s amended employment agreement has an initial term of three and one-half years, and automatically renews on a year-to-year basis thereafter, unless terminated in accordance with its terms. Mr. Wiles’, Mr. Olinger’s and Mr. Kraisinger’s employment agreements have initial terms of three years, and automatically renew on a year-to-year basis thereafter, unless terminated in accordance with their terms. Certain material terms of these employment agreements are set forth below:

Base Salary and Perquisites

Mr. Whetsell presently receives a base salary of $635,000 per year from the Company. Prior to severing his employment relationship with Interstate, effective March 31, 2004, Mr. Whetsell received a base salary of $285,000 per year from the Company and a base salary of $350,000 per year as an Interstate employee. Under the terms of the Company’s employment agreement with Mr. Whetsell, he was permitted to terminate the agreement for “good reason”, thus triggering various financial obligations, unless the Company increased Mr. Whetsell’s total annual compensation by the amount of total annual compensation (including base salary, bonus, restricted stock, POPs, and other similar types of annual compensation) that he was entitled to receive under his employment agreement with Interstate. The Company met this obligation in 2004 by, among other things, increasing Mr. Whetsell’s base salary to $635,000. Mr. Whetsell is also entitled to receive (i) up to $20,000 annually (to be increased annually by the prior year’s consumer price index, “CPI”) toward the premium of a life insurance policy with a death benefit of at least $2,000,000 payable to a beneficiary designated by Mr. Whetsell and (ii) up to $20,000 annually (to be increased annually by the prior year’s CPI) toward the premium of a disability policy, which pays at least $2,000,000 to Mr. Whetsell. In addition, Mr. Whetsell is granted an allowance, of up to $1,000 per month, for an automobile to be leased by the Company for his use. Prior to March 31, 2004, the cost of these additional benefits was split equally with Interstate. Subsequently, the Company assumed sole responsibility for these obligations, the value of which in 2004 totaled approximately $75,000. See “Executive Compensation”.

In 2004, Messrs. Wiles, Olinger and Kraisinger received base salaries of $412,000, $347,750 and $216,300 per year, respectively. Mr. Wiles receives in addition an allowance of up to $700 per month (to be increased annually by the prior year’s CPI) for an automobile to be leased by the Company for his use. The base salaries of Messrs. Whetsell, Wiles, Olinger and Kraisinger are subject to review annually.

Annual Incentive Bonus

Each current executive with an employment agreement is eligible to receive an annual cash incentive bonus at the following targeted amounts of base salary:

	Threshold Target	Internal Plan	Target	Maximum Bonus Amount
Paul W. Whetsell	25.0%	—	125.0%*	150.0%*
Bruce G. Wiles	25.0%	60.0%	100.0%	125.0%
Donald D. Olinger	25.0%	60.0%	100.0%	125.0%
Jerome J. Kraisinger	25.0%	50.0%	75.0%	100.0%

*	Although by contract Mr. Whetsell is entitled to receive Target and Maximum Bonus amounts of 165% and 200%, respectively, he voluntarily agreed to accept the amounts reflected in this table pending the renegotiation of his employment agreement.

The amount of the annual bonus is based on the achievement of predefined operating or performance goals and other criteria to be established by the Compensation Committee of the Board of Directors. In 2004, the Company’s Board of Directors, acting upon the recommendation of the Compensation Committee, authorized the grant of annual incentive stock awards under the Incentive Plan equivalent in value to 50% of the annual cash bonus awarded. The number of shares will be determined based on the stock price at the time at which they are paid.

Restricted Stock/POPs

In 2002, 2003, and 2004, Mr. Whetsell, at the discretion of the Compensation Committee, was entitled to grants of a minimum of 75,000 and a maximum of 225,000 POPs or shares of restricted Common Stock, which awards vest over three years. Thereafter, Mr. Whetsell is entitled to such grants at the Board’s discretion. Mr. Whetsell is also entitled to receive an amount, paid quarterly, for each POP or share of restricted Common Stock that has been granted to him equal to the dividend rate that the Company pays to its stockholders for the corresponding quarter. The Company did not pay a dividend in 2004. In the case of Mr. Olinger, at the discretion of the Compensation Committee, he will be granted annually a minimum of 15,000 and a maximum of 40,000 shares of restricted Common Stock, vesting over three years. Neither Mr. Wiles, nor Mr. Kraisinger, are entitled to minimum grants of POPs or shares of restricted Common Stock.

Long-Term Incentives

Each executive is eligible to participate in the Incentive Plan. Awards are made at the discretion of the Compensation Committee. In 2004, the Company’s Board of Directors, acting upon the recommendation of the Compensation Committee, authorized the grant of certain long term incentive stock awards under the Incentive Plan, pursuant to criteria to be established by the Compensation Committee. In March 2005, the Compensation Committee finalized the service and performance criteria pursuant to which these awards will be issued, effective for the three year period ending December 31, 2006. Certain information with respect to the awards granted to the Named Executive Officers is set forth above in the section of this Proxy Statement entitled “Executive Compensation.”

Certain Severance Benefits

If at any time during the term of their respective employment agreements or any automatic renewal period, the employment of Messrs. Whetsell, Wiles, Olinger or Kraisinger is terminated, he shall be entitled to receive the benefits described below.

Termination by the Company Without Cause or by the Executive for Good Reason. If Mr. Whetsell is terminated without cause or voluntarily terminates for “good reason,” he is entitled to a lump-sum payment equal to the product of (x) the sum of (A) his then annual base salary and (B) the amount of his bonus for the preceding year multiplied by (y) the greater of (A) two and one-half (2 1/2) or (B) a fraction, the numerator of which is the number of days remaining in the term of the employment agreement, without further extension, and the denominator of which is 365. In addition, all of his unvested options and restricted stock will immediately vest and become exercisable for a period of one year thereafter, and shares of restricted stock previously granted to him will become free from all contractual restrictions, effective as of the termination date. In addition, the Company will continue in effect certain benefits under the employment agreement, including, but not limited to, health insurance plans or their equivalent for a period equal to the greater of two and one-half (2 1/2) years or the remaining term of the employment agreement, without further extension, or the date on which he obtains health insurance from a substitute employer. All unvested POPs or shares of restricted Common Stock will immediately vest, and all POPs of the Company held by Mr. Whetsell at termination will be converted to Common OP Units of MHOP or the Company’s Common Stock and shall become free from all contractual obligations.

If Mr. Wiles is terminated without cause or voluntarily terminates with “good reason,” he will be entitled to receive (i) a lump-sum payment equal to his annual base salary, (ii) the amount of his bonus for the preceding year, (iii) immediate vesting and exercisability of all unvested stock options and restricted stock awards and (iv) the continuance of health insurance benefits, but only until the earlier of (x) one year from the end of the term of his employment agreement or (y) the date on which he obtains health insurance coverage from a subsequent employer.

If either Mr. Olinger or Mr. Kraisinger is terminated without cause or voluntarily terminates with “good reason,” he will be entitled to receive (i) a lump-sum payment equal to his annual base salary, (ii) the amount of his bonus for the preceding year, (iii) immediate vesting and exercisability of all unvested stock options and (iv) the continuance of health insurance benefits under his employment agreement, but only until the earlier of (x) one year from the end of the term of his employment agreement or (y) the date on which he obtains health insurance coverage from a subsequent employer.

Termination Due to Death or Disability. Upon termination due to death or disability, each executive or his estate will receive a lump-sum payment equal to the executive’s base salary, plus the pro rata portion of his bonus for the fiscal year in question, in addition to payment for one year of any other compensation due the executive pursuant to his employment contract. Any unvested portion of such executive’s stock options and restricted stock will vest immediately and become exercisable for a period of one year thereafter, and the shares of restricted stock previously granted to the executive will become free from all contractual restrictions. In the case of Mr. Whetsell, all unvested POPs or shares of restricted Common Stock will immediately vest, and all POPs of the Company held by Mr. Whetsell at termination will be converted to Common OP Units of MHOP or the Company’s Common Stock and shall become free from all contractual restrictions.

Voluntary Termination Other than for “Good Reason” or Termination for Cause. Upon voluntary termination by the executive other than for “good reason” or termination for “cause” by the Company, each executive will receive the accrued and unpaid amount of his base salary through the termination date. Any unvested options will terminate immediately, and any vested options held by the executive will expire 90 days after the termination date. In the case of Mr. Whetsell’s voluntary termination, all POPs granted through the date of termination shall immediately vest and convert into Common OP Units of MHOP or the Company’s Common Stock and shall become free from all contractual restrictions.

Termination Following a Change in Control or Change in Employment Terms. If (1) Mr. Whetsell is terminated without cause within 24 months following a “Change in Control,” (2) Mr. Whetsell voluntarily terminates with “good reason” within six months following a Change in Control, or (3) Mr. Whetsell’s title or responsibilities change during the two-year period following the Change in Control and Mr. Whetsell within six months following such change terminates the agreement, Mr. Whetsell will receive the following benefits: (i) a lump-sum payment equal to the product of (x) the sum of (A) his then annual base salary and (B) the amount of his bonus for the preceding year, or if the term of the employment agreement is terminated in its initial year his target bonus for such year, multiplied by (y) the greater of (A) three and one-half (3 1/2) and (B) a fraction, the numerator of which is the number of days remaining in the term of the employment agreement, without further extension, and the denominator of which is 365; (ii) all unvested stock options and shares of restricted stock held by him will immediately vest and be exercisable for a period of one year thereafter and shares of restricted stock previously granted to him will become free from contractual restrictions; and (iii) the continuance of certain benefits under the employment agreement, including, but not limited to, health insurance plans or their equivalent for a period equal to the greater of two and one-half (2 1/2) years or the remaining term of the employment agreement, without further extension, or the date on which he obtains health insurance from a subsequent employer. In the case of either Mr. Wiles or Mr. Olinger, the executive would be entitled to the same type of benefits provided the termination occurred within 18 months of the Change in Control, except that his lump-sum payment will be two times the sum of his then-annual base salary plus bonus. In the case of Mr. Kraisinger, he would be entitled to the same type of benefits provided the termination occurred within 18 months of the Change in Control, except that his lump-sum payment will be one and one-half (1 1/2) times the sum of his then-annual base salary plus bonus.

Change in Control Payments. In the case of each executive, in the event that any accelerated vesting of his rights with respect to stock options, restricted stock or any other payment, benefit or compensation results in the imposition of an excise tax payable by the executive under section 4999 of the Internal Revenue Code, or any successor or other provision with respect to “excess parachute payments” within the meaning of section 280G(b) of the Internal Revenue Code, the Company will make a cash payment to him in the amount of such excise tax (the “Excise Tax Payment”) and shall also make a cash payment to him in an amount equal to the total of federal, state and local income and excise taxes for which he may be liable on account of such Excise Tax Payment.

No Set-off Requirements. In the case of each executive, in the event of termination of his employment, he will not be required to seek alternative employment and, in the event he does secure other employment, no compensation or other benefits received in respect of such employment shall be set-off or in any other way limit or reduce the obligations of the Company under the employment agreements.

Non-solicitation. Mr. Whetsell may not, during his employment and for a period of 24 months thereafter, solicit, raid, entice or induce any person who then is, or at any time during the twelve-month period prior to the termination of his agreement, was an employee of the Company or an affiliate of the Company (other than a person whose employment has been terminated) to become employed by any person, firm or corporation. Mr. Wiles may not, during his employment and for a period of 12 months thereafter, solicit, raid, entice or induce any person who then is, or at any time during the twelve-month period prior to the termination of his agreement, was an employee of the Company or an affiliate of the Company (other than a person whose employment has been terminated) to become employed by any person, firm or corporation.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The MeriStar Hospitality Corporation’s (the “Company’s”) executive compensation program provides competitive levels of compensation designed to integrate pay with the Company’s annual and long-term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company’s long-term success; and, aligning the interest of executives with the long-term interests of the Company’s stockholders.

In the interest of balancing all key stockholder interests, the Compensation Committee believes that the compensation of the executive officers of the Company, along with the compensation of other officers, should comprise a combination of base salary, short-term annual incentive bonus, long-term equity awards, and stock appreciation rights under the Company’s Incentive Plan and the Company’s Profit-Only Operating Partnership Units (“POPs”) Plan. While these elements are balanced in total in comparison to other comparable organizations, the Compensation Committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation will be both short-term and long-term based. The resulting total package has been designed to reward officers for the creation of long-term stockholder value in excess of other comparable organizations.

Base Salary

In determining the appropriate amount of fixed base pay for officers, the Compensation Committee compared the officers’ base salaries with those paid to other executives in the hospitality industry. In 2004, the

Compensation Committee engaged FPL to review the competitiveness of its compensation program for the Company’s executives. In conducting this review, FPL Associates (“FPL”), for comparative purposes, utilized two peer groups of public real estate companies, an asset-based peer group and a size-based peer group. The Compensation Committee used the FPL study in part to ensure the appropriateness of the base pay for the Company’s officers.

Incentive Bonus

Employees of the Company are eligible to receive cash bonuses upon fulfillment of predetermined corporate and individual goals. For executive officers the cash bonuses are governed by their employment agreements. Full bonus payouts will be made only if the Company’s performance goals are exceeded. Bonuses will not be available if minimum performance goals are not met.

Restricted Stock and Operating Partnership Units

Restricted shares may be granted to officers and other key employees of the Company under the Company’s Incentive Plan. POPs may be granted to such individuals under the Company’s POPs Plan as well. The Compensation Committee believes that the grant of restricted shares or POPs focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. Since the value of a restricted share or a restricted POP bears a direct relationship to the Company’s stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of stockholders, and is therefore an important element of the Company’s compensation policy.

Stock Options

Stock options and stock appreciation rights are granted to officers and other key employees of the Company under the Incentive Plan as incentives to promote long-term growth and to increase stockholder value. As is the case with respect to the grant of restricted stock and POPs, the Compensation Committee believes that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. Since the value of an option bears a direct relationship to the Company’s stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of stockholders, and is therefore an important element of the Company’s compensation policy.

Chief Executive Officer Compensation

Mr. Whetsell’s base salary as Chairman of the Board and Chief Executive Officer of the Company as of December 31, 2004 was $635,000. It is established by the Compensation Committee. At the beginning of 2004, Mr. Whetsell’s base salary as Chairman of the Board and Chief Executive Officer of the Company was $285,000. At that time, Mr. Whetsell also received a base salary of $350,000 as an employee of Interstate. Mr. Whetsell ceased being an employee of Interstate Hotels & Resorts, Inc. (“Interstate”) on March 31, 2004. Under the terms of the Company’s employment agreement with Mr. Whetsell, he was permitted to terminate the agreement for “good reason”, thus triggering various financial obligations, unless the Company increased Mr. Whetsell’s total annual compensation by the amount of total annual compensation (including base salary, bonus, restricted stock, POPs, and other similar types of annual compensation) that he was entitled to receive under his employment agreement with Interstate. We believe that Mr. Whetsell’s compensation received from the Company should be comparable to other chief executive officers in the hospitality industry; therefore, we engaged FPL to compare his compensation with that of chief executive officers within the Company’s peer groups. Base upon FPL’s study, we recommended that the Board of Directors authorize the Company to fulfill its obligations under Mr. Whetsell’s employment agreement to increase his total annual compensation. For fiscal year 2004, Mr. Whetsell received bonus compensation in the amount of $1,080,492, of which $720,328 was paid in cash and $360,164 of which was satisfied by the issuance of the Company’s Common Stock. Mr. Whetsell’s bonus compensation was determined on the basis of achieving certain levels of FFO/Share, EBITDA, and Absolute Shareholder Return.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility on the Company’s tax return of compensation over $1 million to any of the officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discriminatory and has been approved by the Company’s stockholders. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted. The Compensation Committee has the authority to award compensation in excess of the $1 million limit, regardless of whether that compensation will be deductible, if the Compensation Committee determines in good faith that the compensation is appropriate to incentivize and compensate the recipient.

The Compensation Committee
William S. Janes, Chairman James R. Worms J. Taylor Crandall

PERFORMANCE GRAPH

The following graph compares the cumulative annual return of the Common Stock, since December 31, 1999, with the cumulative total return of the New York Stock Exchange Market Value Index (“NYSE Market Index”) and the Company’s peer group (the “Peer Group”) index over the same period, assuming an initial investment of $100 on December 31, 1999, with all dividends reinvested. The Peer Group consists of Host Marriott Corporation, Felcor Lodging Trust, Inc., Boykin Lodging Inc., and Sunstone Hotel Investors. RFS Hotel Investors, Inc was a member of the Peer Group in prior years, but was dropped from the Peer Group because it ceased to exist as a result of its combination with CNL Hospitality Properties, Inc.

The Company replaced InnKeepers USA Trust, which last year was a member of the Peer Group, with Sunstone Hotel Investors, which went public as a real estate investment trust in October 2004, because Sunstone’s size and portfolio of hotels are more comparable to those of the Company than InnKeepers.

The Company believes that the Peer Group represents the Company’s principal competitors in the hotel ownership segment of the hospitality industry. In addition, the Peer Group is comprised of publicly traded companies whose market capitalizations and principal lines of business are comparable to those of the Company.

Assumes $100 invested on December 31, 1999.

Assumes dividends reinvested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships among Officers and Directors

Prior to March 31, 2004, Mr. Whetsell was an executive officer, director and stockholder of Interstate, manager of 71 of the Company’s 73 hotels. On that date, Mr. Whetsell ceased to be an employee of Interstate. He remains the non-executive Chairman of the Interstate Board of Directors. Mr. Wiles is a holder of limited partnership interests in MHOP, the operating partnership of the Company. In fiscal 2004, the Company paid an approximate aggregate amount of $25.9 million in management fees, termination fees, and miscellaneous operating expenses to Interstate.

Prior to October 21, 2003, Steven D. Jorns was a director, Vice-Chairman and a stockholder of the Company. On that date, Mr. Jorns ceased to be an employee and a director of the Company. Mr. Jorns is now the full-time managing director of the Interstate Real Estate Investment Fund, which according to Interstate is currently under development.

Mr. Crandall has direct or indirect ownership interests in various entities, which are partners in MIP Lessee, L.P. An entity in which the Company, through MHOP, has an ownership interest, MeriStar Investment Partners, L.P., is the general partner of MIP Lessee, L.P. The Board of Directors has determined that this relationship is not material for the purpose of determining Mr. Crandall’s independence.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of April 20, 2005, by (i) all persons known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director who is a Stockholder, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned
Name & Address of Beneficial Owner	Number	Percentage
Barclays Global Investors, NA (1)	4,422,522	5.1%
Donald Smith & Co., Inc. (2)	8,497,000	9.7%
Morgan Stanley (3)	3,786,440	5.3%
J. Taylor Crandall (4)	241,562	*
William S. Janes (5)	15,812	*
Jerome J. Kraisinger (6)	45,190	*
H. Cabot Lodge III (7)	6,667	*
Donald D. Olinger (8)	110,866	*
William H. Reynolds, Jr. (9)	74,907	*
Paul W. Whetsell (10)	330,930	*
James R. Worms (7)	20,472	*
Bruce G. Wiles (11)	83,086	*
D. Ellen Shuman (12)	6,667	*
James F. Dannhauser (13)	6,667	*
Executive officers and directors as a group (14 persons)	942,826	1.1%

*	Represents less than 1% of the class.
(1)	Beneficial Ownership information is based on Schedule 13G filed by Barclays Global Investors, NA, 45 Fremont Street, San Francisco, CA 94105, dated February 14, 2005.
(2)	Beneficial Ownership information is based on Schedule 13G filed by Donald Smith & Co., Inc., 152 West 57th Street, New York, NY 10019, dated February 9, 2005.

(3)	Beneficial Ownership information is based on Schedule 13G filed by Morgan Stanley, 1585 Broadway, New York, NY 10036, dated February 15, 2005.
(4)	Includes 53,068 shares held by Cherwell Investors, Inc. (“Cherwell”), 75,260 shares held by Penobscot Partners, L.P. (“Penobscot”), 100,000 shares held by PTJ Merchant Banking Partners, L.P. (“PTJ Merchant”) and 4,067 shares held by Group 31, Inc. Mr. Crandall is the President and sole shareholder of Group 31, Inc. and the President and sole shareholder of PTJ, Inc., which is the sole general partner of PTJ Merchant. PTJ Merchant is the sole general partner of Penobscot. Mr. Crandall is also the President and sole stockholder of Acadia MGP, Inc., which is the managing general partner of Acadia FW Partners, L.P., which is the sole stockholder of Cherwell. Also includes 9,167 shares of Common Stock that have vested under options granted. c/o Oak Hill Capital, 2775 Sand Hill Road, Menlo Park, CA 94025.
(5)	Includes 6,667 shares of Common Stock that have vested under options granted. c/o RMB Realty 1133 Connecticut Avenue, NW, Washington, DC 20036.
(6)	Includes (i) 16,667 shares of Common Stock that have vested under option granted and (ii) 25,000 shares of unvested restricted Common Stock that constitute stock awards. c/o MeriStar Hospitality Corporation, 4501 North Fairfax Drive, Arlington, VA 22203.
(7)	Includes 6,667 shares of Common Stock that have vested under options granted. c/o iStar Financial, 1114 Avenue of the Americas, New York, NY 10036; c/o Paladin Realty Partners, LLC, 10880 Wilshire Blvd, Los Angeles, CA 90024
(8)	Includes (i) 33,333 shares of Common Stock that have vested under options granted and (ii) 40,001 shares of unvested restricted Common Stock that constitute stock awards. c/o MeriStar Hospitality Corporation, 4501 North Fairfax Drive, Arlington, VA 22203.
(9)	Includes (i) 30,833 shares of Common Stock that have vested under options granted and (ii) 2,240 shares of unvested restricted Common Stock that constitute stock awards. c/o MeriStar Hospitality Corporation, 4501 North Fairfax Drive, Arlington, VA 22203.
(10)	Includes 233,333 shares of unvested restricted Common Stock that constitute stock awards. c/o MeriStar Hospitality Corporation, 4501 North Fairfax Drive, Arlington, VA 22203.
(11)	Includes (i) 66,667 shares of Common Stock that have vested under options granted and (ii) 5,758 operating partnership units. c/o MeriStar Hospitality Corporation, 4501 North Fairfax Drive, Arlington, VA 22203.
(12)	Includes 6,667 shares of Common Stock that have vested under options granted. c/o Carnegie Corporation of New York, 437 Madison Avenue, New York, NY 10022.
(13)	Includes 6,667 shares of Common Stock that have vested under options granted. c/o Six Flags, Inc. 122 East 42nd Street, New York, NY 10168

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires directors and executive officers of the Company, and persons who own more than 10% of the issued and outstanding shares of Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”). Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company copies of all Section 16(a) forms they file.

Based solely on a review of the copies of the forms furnished to the Company or representations by reporting persons, the Company believes that all of the filing requirements applicable to its officers, directors and greater than 10% stockholders were met for the 2004 fiscal year.

MISCELLANEOUS

Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, executive officers and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

Annual Report

The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2004, is being forwarded to each Stockholder with this Proxy Statement.

Stockholder Nominations and Proposals for Next Annual Meeting

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement and form of proxy for the 2006 Annual Meeting must be received by December 23, 2005. In addition, nominations by stockholders of candidates for director and proposals by stockholders other than pursuant to the Rule 14a-8 process must be submitted in accordance with the Company’s current Bylaws. The Company’s Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice (including certain specified information) generally must be delivered to the Secretary of the Company, at its principal executive offices, not later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting. Accordingly, under the current Bylaws a stockholder nomination or proposal intended to be considered at the 2006 Annual Meeting of Stockholders must be received by the Secretary after the close of business on December 23, 2005, and prior to the close of business on January 22, 2006. The Secretary of the Company will provide a copy of the Company’s Charter and Bylaws upon written request and without charge.

Other Matters

The Board of Directors does not intend to bring any matter before the Annual Meeting other than as set forth in the Notice of Annual Meeting and as described in this Proxy Statement and other than matters incidental to the conduct of the meeting. However, if any other matter should properly come before the Annual Meeting, the persons named as proxies in the accompanying Proxy intend to vote in accordance with their discretion on any such matter.

Jerome J. Kraisinger Secretary

April 22, 2005

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO JEROME J. KRAISINGER, SECRETARY, MERISTAR HOSPITALITY CORPORATION, 4501 NORTH FAIRFAX DRIVE, SUITE 500, ARLINGTON, VA 22203.

ANNEX 1

MERISTAR HOSPITALITY CORPORATION

BOARD OF DIRECTORS

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I.	Purpose

The primary objective of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence, (d) the audit of the Company’s financial statements and (e) the performance of the Company’s internal audit function and independent auditors.

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

II.	Organization

The Audit Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act, the New York Stock Exchange and any other regulatory requirements. At least one member of the Audit Committee shall have accounting or related financial management expertise, as the Company’s board determines in its business judgment.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. Members of the Audit Committee may be removed at any time by action of the Board. No Audit Committee member shall serve on the audit committees of more than three public companies without the determination by the Board that such simultaneous service does not impair the ability of such member to effectively serve on the Company’s Audit Committee.

The Audit Committee may form and delegate authority to subcommittees when appropriate.

III.	Meetings

The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communication, the Audit Committee shall meet periodically with management, the chief internal auditor and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

The members of the Audit Committee shall select a chair who will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. In addition, the Committee shall have prepared a checklist of the responsibilities to be fulfilled by the Committee each year (the “Annual Agenda”).

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The chair shall ensure that the agenda for each upcoming meeting of the Audit Committee is circulated to each member of the Audit Committee as well as each other director in advance of the meeting, and that the Annual Agenda is circulated to each member of the Audit Committee as well as each other director not later than five business days after it is finalized.

IV.	Authority and Responsibilities

In recognition of the fact that the independent auditors are ultimately accountable to the Audit Committee, the Audit Committee shall (a) have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors for stockholder approval) and (b) approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall consult with management and the internal audit group but shall not delegate these responsibilities.

To fulfill its responsibilities, the Audit Committee shall:

With respect to the independent auditors:

1. Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company.

2. Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent auditors and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act, and, in connection therewith, to approve all fees and other terms of engagement. The Audit Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act with respect to audit and non-audit services.

3. Evaluate on an annual basis the performance of the independent auditors, including the lead audit partner, and present the conclusions of such evaluation to the Board. In making its evaluation, the Audit Committee should take into account the opinions of management and the Company’s internal auditors.

4. Ensure that the independent auditors submit to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and satisfy itself as to the independent auditors’ independence.

5. At least annually, obtain and review an annual report from the independent auditors describing (a) the independent auditors’ internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

6. Confirm compliance with Regulation S-X rotation requirements for the “lead partner,” the “concurring partner” and the other “audit partner.”

7. Review all reports required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act.

8. Review, based upon the recommendation of the independent auditors, Company management and the chief internal auditor, the scope and plan of the work to be done by the independent auditors.

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With respect to the annual financial statements:

9. Review and discuss with management, the internal audit group and the independent auditors the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

10. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

11. Recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

12. Prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

With respect to quarterly financial statements:

13. Review and discuss with management, the internal audit group and the independent auditors the Company’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditors’ review of the quarterly financial statements, prior to submission to stockholders, any governmental body, any stock exchange or the public.

Annual reviews:

14. Discuss with management and the independent auditors major issues regarding accounting principles used in the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles. Review and discuss analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative approaches under GAAP.

15. Prior to the filing of any audited financial statements with the Securities and Exchange Commission, review with the independent auditors (i) all critical accounting policies and practices used by the Company, (ii) all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors and (iii) other material written communications between the independent auditors and management.

Periodic reviews:

16. Periodically meet separately with each of management, the independent auditors and the internal audit group. At such meetings review (a) any significant disagreement between management and the independent auditors or the internal audit group in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each.

17. Periodically review with the independent auditor any other audit problems or difficulties and management or internal control letters issued, or proposed to be issued, by the auditor to the Company and management’s response to such letters.

18. Periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

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19. Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors, management or the internal audit group. Review with the independent auditors, management and the internal audit group, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

20. Review and discuss with management, the internal audit group, the independent auditors and the Company’s in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including applicable changes in regulatory and accounting standards or rules.

Discussions with management:

21. Review and discuss with management the Company’s earnings press releases, including the use of non-GAAP financial measures (as defined in Regulation G), as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made, but the Audit Committee need not discuss in advance each earnings press release or each instance in which the Company may provide financial information or earnings guidance).

22. Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

23. Review and discuss with management the Company’s major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company’s risk assessment and risk management guidelines and policies.

With respect to the internal audit function and internal controls:

24. Review, based upon the recommendation of the independent auditors, management and the chief internal auditor, the scope and plan of the work to be done by the internal audit group.

25. Review and approve the appointment and replacement of the Company’s chief internal auditor.

26. Review on an annual basis the performance of the internal audit group.

27. In consultation with the independent auditors and the internal audit group, review the adequacy of the Company’s internal control structure and procedures designed to ensure compliance with laws and regulations, and any special audit steps adopted in light of material control deficiencies.

28. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.

29. Review (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (ii) the independent auditors’ attestation, and report, on the assessment made by management.

30. Review with management and the independent auditors any reports or disclosure submitted by management to the Audit Committee as contemplated by the Certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.

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Other:

31. Review and approve all related-party transactions.

32. Review and approve (a) any amendment to or waiver from the Company’s code of ethics for the chief executive officer and senior financial officers and (b) any public disclosure made regarding such change or waiver.

33. Review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.

34. Review its own performance annually.

35. Report regularly to the Board. Review with the full Board any issues that have arisen with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit group.

36. Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.	Former Employees of the Independent Auditor

The Audit Committee shall be required to preapprove the hiring of any employee or former employee of the independent auditor who was a member of the Company’s audit engagement team within the preceding two fiscal years. The Audit Committee shall not approve the hiring of any individual for a financial reporting oversight role if such person is or was an employee of the independent auditor and was a member of the Company’s audit engagement team within the preceding two fiscal years, except as permitted by Rule 2-01 of Regulation S-X.

VI.	Resources

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall determine the extent of funding necessary for payment of (a) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any independent legal, accounting and other consultants retained to advise the Audit Committee and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

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ANNEX 2

MERISTAR HOSPITALITY CORPORATION

NON-EMPLOYEE DIRECTORS’ INCENTIVE PLAN

ARTICLE I

Definitions

1.1 Award Date means the first business day following the Company’s annual meeting of stockholders, beginning with the annual meeting of stockholders in 1999.

1.2 Board means the Board of Directors of the Company.

1.3 Committee means the Board or the committee appointed by the Board to administer the Plan.

1.4 Common Stock means the common stock of the Company.

1.5 Company means MeriStar Hospitality Corporation, a Maryland corporation.

1.6 Fair Market Value means, on any given date: if the Common Stock is not listed on an established stock exchange, Fair Market Value shall be the average of the final bid and asked quotations on the over-the-counter market in which the Common Stock is traded or, if applicable, the reported “closing” price of a share of Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed on one or more established stock exchanges, Fair Market Value shall be deemed to be the highest closing price of a share of Common Stock reported on any of such exchanges. In any case, if no sale of Common Stock is made on any stock exchange or over-the-counter market on that date, then Fair Market Value shall be determined as of the next preceding day on which there was a sale.

1.7 First Award Date means the date following the consummation of the merger contemplated by the Agreement and Plan of Merger among American General Hospitality Corporation and American General Hospitality Operating Partnership, L.P., and Capstar Hotel Company, Capstar Management Company, L.P. and Capstar Management Company II, L.P., dated as of March 15, 1998, upon which the Participant commences service as a member of the Board, whether by election or appointment.

1.8 Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

1.9 Option means a stock option that entitles the holder to purchase shares of Common Stock from the Company on the terms set forth in Article IV of this Plan.

1.10 Participant means a member of the Board who, on the First Award Date or applicable Award Date, is not an employee or officer of the Company or any “subsidiary” or “parent” corporation of the Company within the meaning of Section 424 of the Internal Revenue Code.

1.11 Plan means the MeriStar Hospitality Corporation Non-Employee Directors’ Incentive Plan.

ARTICLE II

Purposes

The Plan is intended to (i) assist the Company in recruiting and retaining non-employee directors and (ii) promote a greater identity of interest between Participants and stockholders by enabling Participants to participate in the Company’s future success.

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ARTICLE III

Administration

The Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Plan. All expenses of administering the Plan shall be borne by the Company.

ARTICLE IV

Options & Common Stock Grants

4.1 Grant of Options. Each Participant shall be granted an Option for 7,500 shares of Common Stock on the applicable First Award Date. Thereafter, each Participant shall receive an annual grant of ~~an option to purchase 5,000 shares of~~ Common Stock on each Award Date having a Fair Market Value of $20,000. All Options shall be evidenced by Agreements that shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt which are not inconsistent with the provisions of this Plan.

4.2 Option Price. The price per share of Common Stock purchased on the exercise of an Option shall be the Fair Market Value on the date that the Option is granted.

4.3 Maximum Option Period. The maximum period during which an Option may be exercised shall be ten years from the date of grant.

4.4 Exercise of Options. All Options granted under the Plan shall vest in three annual installments beginning on the date of grant and on subsequent anniversaries thereof (each, a “Vesting Date”), provided the Participant continues to serve as a director of the Company on such Vesting Date.

4.5 Effect of Termination of Services or Death. If a Participant ceases to serve as a director of the Company for any reason, the Options that have been previously granted to that Participant and that are not vested as of that date shall be forfeited. Options that have vested as of the date of such cessation of services may be exercised by the Participant, in accordance with and subject to the terms of the Plan, after the date such Participant ceases to be a director of the Company. If a Participant dies, the Options that have been previously granted to that Participant and that are vested as of the date of death may be exercised by the administrator of the Participant’s estate, or by the person to whom such Options are transferred by will or the laws of descent and distribution. In no event, however, may any Option be exercised after the expiration date of such Option. Any Option or portion thereof that is not exercised during the applicable time period specified above shall be deemed terminated at the end of the applicable time period for purposes of Article VI hereof.

4.6 Effect of a Change in Control. All Options granted pursuant to this Plan shall immediately vest upon a Change in Control of the Company. For purposes of the Plan, a “Change in Control” shall mean (i) the commencement of a public tender offer for all or any portion of the Common Stock, (ii) a proposal to merge, consolidate or otherwise combine with another company is submitted to the stockholders of the Company for approval, or (iii) the Board approves any transaction or event that would constitute a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the Securities Exchange Act of 1934, as amended.

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4.7 Payment of Option Price. Payment of the Option price shall be made in cash, cash equivalent acceptable to the Committee, Company Common Stock, or a combination thereof. In addition, a Participant may provide instructions to the Company that upon receipt of the Option price in cash from a broker or dealer acting at the direction of the Participant in payment for any shares of Common Stock pursuant to the exercise of an Option, the Company shall issue such shares of Common Stock directly to the designated broker or dealer. If shares of Common Stock are surrendered in payment of the Option price, the shares surrendered must have an aggregate Fair Market Value (determined as of the day preceding the exercise date) that, together with any cash or cash equivalent paid, is not less than the Option price for the number of shares of Common Stock for which this Option is being exercised.

4.8 Nontransferability. Each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom an Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

4.9 Transferable Options. Section 4.8 hereof to the contrary notwithstanding, an Option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that the Participant may not receive any consideration for the transfer. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant.

4.10 Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to his or her Option until the date of exercise of such option.

ARTICLE V

Shares in Lieu of Fees

5.1 Each Participant shall have the right to elect to receive payment of any or all director fees in shares of Common Stock rather than cash. Unless a Participant elects otherwise, fees paid in shares of Common Stock will be paid at the same time as are fees paid in cash.

ARTICLE VI

Stock Subject to Plan

6.1 Shares Issued. Upon the exercise of an Option, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

6.2 Aggregate Limit. The maximum aggregate number of shares of Common Stock that may be issued under this Plan is the total of (i) two percent (2%) of the number of shares of Common Stock that were outstanding as of the end of the immediately preceding calendar year (rounded downward if necessary to eliminate fractional shares); minus (ii) the number of shares subject to awards granted under the Plan through the last day of the immediately preceding calendar year; plus (iii) as of the last day of the immediately preceding calendar year, the number of shares with respect to which previously granted awards under the Plan have expired or have been forfeited ~~125,000 shares~~. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article VII.

6.3 Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

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ARTICLE VII

Adjustment Upon Change in Common Stock

The provisions of this Plan and the terms of outstanding Options shall be adjusted as the Committee shall determine to be equitably required in the event that there is an increase or reduction in the number of shares of Common Stock, or any change (including, but not limited to, a change in value) in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, subdivision or consolidation of shares, extraordinary dividend, change in corporate structure or otherwise. Any determination made under this Article VII by the Committee shall be final and conclusive.

The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the provisions of this Plan or the terms of outstanding Options.

ARTICLE VIII

Compliance With Law and

Approval of Regulatory Bodies; Governing Law

No Common Stock shall be issued and no certificates for shares of Common Stock shall be delivered under the Plan except in compliance with all applicable federal and state laws and regulations, any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence Common Stock issued upon the exercise of an Option granted under the Plan may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Common Stock shall be issued and no certificate for shares of Common Stock shall be delivered upon the exercise of an Option granted under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters. Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Maryland without giving effect to conflicts of law principles.

ARTICLE IX

General Provisions

9.1 Unfunded Plan. The Plan, insofar as it provides for awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Plan. Any liability of the Company to any person with respect to any award to be made under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

9.2 Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

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ARTICLE X

Amendment

The Board may amend from time to time or terminate the Plan at any time; provided, however, that no amendment may become effective until stockholder approval is obtained if the amendment (i) materially increases the aggregate number of shares of Common Stock that may be issued under this Plan or (ii) stockholder approval would be required for compliance with stock exchange rules. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any outstanding Option.

ARTICLE XI

Duration of Plan

No Option may be made under this Plan after December 31, 2008. Options made before that date shall remain valid in accordance with their terms.

ARTICLE XII

Effective Date of Plan

The Plan was originally adopted by the Board on July 11, 1996 and approved by shareholders on July 15, 1996. The Plan was subsequently amended by the Board on April 3, 1998, which amendments were approved by the stockholders on July 28, 1998.

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PROXY

MERISTAR HOSPITALITY CORPORATION

4501 NORTH FAIRFAX DRIVE, SUITE 500

ARLINGTON, VIRGINIA 22203

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), hereby appoints Paul W. Whetsell and Jerome J. Kraisinger, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the Hilton Arlington & Towers Hotel, 950 North Stafford Street, Arlington, Virginia 22203 on May 26, 2005, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if physically present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast for each of the nominees for director, for the proposal to amend the Company’s Non-Employee Directors’ Incentive Plan, and for the ratification of the appointment of KPMG, LLP as independent auditors for the Company for the fiscal year ending December 31, 2005, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has no reason to believe that any nominee will be unable to serve if re-elected. In the event any nominee is unable to serve or for good cause will not serve, the proxies may vote for the election of a substitute nominee designated by the Board of Directors.

PLEASE MARK, DATE, AND SIGN AND RETURN THIS PROXY CARD PROMPTLY. YOU MAY USE THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

SEE REVERSE SIDE

The Board of Directors recommends votes “FOR ALL NOMINEES”, “FOR” the amendment of the Company’s Non-Employee Directors Incentive Plan and “FOR” the ratification of the appointment of KPMG, LLP as independent auditors for the Company for the fiscal year ending December 31, 2005, all as more fully set forth in the accompanying Proxy Statement.

☒ Please mark votes as in this example.

(1) Re-election as directors of the Company of Bruce G. Wiles, James F. Dannhauser, and Paul J. Klaassen, to serve three-year terms expiring at the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualify.	☐ FOR ALL NOMINEES	☐ WITHHOLD VOTE FOR ALL NOMINEES
☐ FOR ALL NOMINEES EXCEPT THE FOLLOWING:

________________________________________ (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

(2) Amendment of the Company’s Non-Employee Directors’ Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) Ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4) To vote and otherwise represent the undersigned on any other matters that may properly come before the meeting or any adjournment or postponement there of in the discretion of the proxy holder(s).

☐ CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, Administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation or other entity, please sign in full entity name by a duly authorized officer.	Dated: , 2005

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(SIGNATURE)	(SIGNATURE)

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

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